EXHIBIT 15.1

Qunar Cayman Islands Limited

17th Floor, Viva Plaza, Building 18, Yard 29

Suzhou Street, Haidian District

Beijing 100080

People’s Republic of China

29 April 2014

Dear Sirs

Qunar Cayman Islands Limited (the “Company”)

We consent to the reference to our firm under the heading “Taxation” in the Company’s Annual Report on Form 20-F for the year ended 31 December 2013, which will be filed with the Securities and Exchange Commission in the month of April 2014.

Yours faithfully

/s/Maples and Calder